Exhibit 8.1

Private and confidential

ING Groep N.V.

Bijlmerdreef 106

1102 CT AMSTERDAM

September 9, 2025

Reference: NLE00037034.1.1/RvS/RV/HZ

Subject: ING Groep N.V. – $1,500,000,000 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

Dear Sir/Madam,

PricewaterhouseCoopers Belastingadviseurs N.V. (“PwC”) has acted as tax counsel to ING Groep N.V. (the “Issuer”) in connection with the registration under the Securities Act of 1933 (the “Act”) of the $1,500,000,000 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “Securities”).

PwC hereby confirms to you its opinion as set forth under the sub-section “Material Dutch Tax Consequences” in the prospectus supplement dated September 2, 2025 (the “Prospectus Supplement”) to the prospectus dated April 24, 2025, included in the Registration Statement on Form F-3 relating to the Securities, is correct in all material respects.

PwC hereby consents to the filing of this letter as an exhibit to the Registration Statement and the reference to PwC under the heading “Material Dutch Tax Consequences” in the Prospectus Supplement. In giving such consent, PwC does not admit that it is in the category of persons whose consent is required under Section 7 of the Act.

Yours sincerely, PricewaterhouseCoopers Belastingadviseurs N.V. /s/ R. van Scharrenburg R. van Scharrenburg	/s/ R.L. Vermeulen R.L. Vermeulen

PricewaterhouseCoopers Belastingadviseurs N.V., Thomas R. Malthusstraat 5, 1066 JR Amsterdam,

P.O. Box 90358, 1006 BJ Amsterdam, the Netherlands

www.pwc.nl

‘PwC’ is the brand under which PricewaterhouseCoopers Accountants N.V. (Chamber of Commerce 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (Chamber of Commerce 34180284), PricewaterhouseCoopers Advisory N.V. (Chamber of Commerce 34180287), PricewaterhouseCoopers Compliance Services B.V. (Chamber of Commerce 51414406), PricewaterhouseCoopers Pensions, Actuarial & Insurance Services B.V. (Chamber of Commerce 54226368), PricewaterhouseCoopers B.V. (Chamber of Commerce 34180289) and other companies operate and provide services. These services are governed by General Terms and Conditions (‘algemene voorwaarden’), which include provisions regarding our liability. Purchases by these companies are governed by General Terms and Conditions of Purchase (‘algemene inkoopvoorwaarden’). At www.pwc.nl more detailed information on these companies is available, including these General Terms and Conditions and the General Terms and Conditions of Purchase, which have also been filed at the Amsterdam Chamber of Commerce.